Exhibit 99.1

News Release

Abbott Reports Third-Quarter 2019 Results

•	Third-quarter sales growth of 5.5 percent; organic sales growth of 7.6 percent
•	Exceptional growth across key platforms of FreeStyle Libre, MitraClip and Alinity
•	Continues to strengthen portfolio with a steady cadence of new product approvals, reimbursement coverage and clinical data

ABBOTT PARK, Ill., Oct. 16, 2019 — Abbott today announced financial results for the third quarter ended Sept. 30, 2019.

•	Third-quarter worldwide sales of $8.1 billion increased 5.5 percent on a reported basis and 7.6 percent on an organic* basis.
•	Reported diluted EPS from continuing operations under GAAP was $0.53 in the third quarter. Adjusted diluted EPS from continuing operations, which excludes specified items, was $0.84, an increase of 12.0 percent versus prior year[1].
•	Abbott narrowed its full-year 2019 outlook for diluted EPS from continuing operations on a GAAP basis to $2.06 to $2.08, and full-year adjusted diluted EPS from continuing operations to $3.23 to $3.25, reflecting 12.5 percent growth versus the prior year at the midpoint of the range[2].
•	FreeStyle Libre® achieved worldwide sales of $496 million in the quarter, an increase of 63.1 percent on a reported basis and 67.6 percent on an organic basis versus the prior year.
•	During the third quarter, FreeStyle Libre obtained public reimbursement coverage in Ontario and Quebec, becoming the first and only sensor-based glucose monitoring system to be listed by any provincial health plan in Canada.
•	Worldwide sales of MitraClip® were $176 million in the quarter, an increase of 30.4 percent on a reported basis and 31.9 percent on an organic basis, including U.S. growth of 45.7 percent versus the prior year. During the third quarter, Abbott announced U.S. FDA approval of its next-generation MitraClip device, which offers enhancements and more sizes to offer doctors further options.
•	In September, Abbott announced data from its COAPTTM Trial that shows that MitraClip is projected to increase life-expectancy and quality of life compared to guideline-directed medical therapy alone in heart failure patients with secondary mitral regurgitation, or a leaky mitral heart valve.
•	During the third quarter, Abbott received U.S. FDA approval for its Alinity®-S diagnostics system, the latest technology for screening and protecting the U.S. blood and plasma supply.

“We’re performing exceptionally well across several areas,” said Miles D. White, chairman and chief executive officer, Abbott. “We’re right on track to achieve ongoing EPS and organic sales growth at the upper-end of our initial guidance ranges for the year.”

—more—

* See note on organic growth on the next page.

THIRD-QUARTER BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business.

Organic sales growth:

•	Excludes the prior year first, second and third-quarter results for a non-core business within U.S. Adult Nutrition, which was discontinued during the third quarter 2018; and
•	Excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the third quarter:

Total Company

($ in millions)

				% Change vs. 3Q18
	Sales 3Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,834	5,242	8,076	4.7	5.9	5.5	5.0	8.9	7.6
Nutrition	788	1,086	1,874	1.8	2.1	2.0	3.0	4.4	3.8
Diagnostics	702	1,207	1,909	5.6	4.2	4.7	5.6	7.2	6.6
Established Pharmaceuticals	—	1,212	1,212	n/a	4.4	4.4	n/a	7.9	7.9
Medical Devices	1,335	1,730	3,065	6.1	11.1	8.9	6.1	14.3	10.6

* Total Q3 2019 Abbott sales from continuing operations include Other Sales of $16 million.

				% Change vs. 9M18
	Sales 9M19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	8,438	15,152	23,590	4.4	2.9	3.4	4.9	8.7	7.4
Nutrition	2,321	3,220	5,541	0.3	2.6	1.6	2.0	7.4	5.2
Diagnostics	2,121	3,534	5,655	5.1	0.5	2.2	5.1	6.1	5.7
Established Pharmaceuticals	—	3,312	3,312	n/a	(0.6)	(0.6)	n/a	6.5	6.5
Medical Devices	3,970	5,065	9,035	6.5	7.2	6.9	6.5	13.1	10.2

* Total 9M 2019 Abbott sales from continuing operations include Other Sales of $47 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Third-quarter 2019 worldwide sales of $8.1 billion increased 5.5 percent on a reported basis. On an organic basis, worldwide sales increased 7.6 percent. Refer to pages 17 and 18 for a reconciliation of adjusted historical revenue.

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Nutrition

($ in millions)

				% Change vs. 3Q18
	Sales 3Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	788	1,086	1,874	1.8	2.1	2.0	3.0	4.4	3.8
Pediatric	478	566	1,044	4.1	(2.4)	0.5	4.1	(0.7)	1.4
Adult	310	520	830	(1.5)	7.5	3.9	1.3	10.4	6.9

				% Change vs. 9M18
	Sales 9M19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	2,321	3,220	5,541	0.3	2.6	1.6	2.0	7.4	5.2
Pediatric	1,406	1,718	3,124	2.2	0.6	1.3	2.2	4.8	3.6
Adult	915	1,502	2,417	(2.4)	4.9	2.0	1.8	10.6	7.2

Worldwide Nutrition sales increased 2.0 percent on a reported basis in the third quarter. On an organic basis, sales increased 3.8 percent. Refer to pages 17 and 18 for a reconciliation of adjusted historical revenue.

Worldwide Pediatric Nutrition sales increased 0.5 percent on a reported basis in the third quarter, including an unfavorable 0.9 percent effect of foreign exchange, and increased 1.4 percent on an organic basis. In the U.S., sales growth was led by Abbott’s market-leading toddler brands, PediaSure® and Pedialyte®. International sales declined 2.4 percent on a reported basis and 0.7 percent on an organic basis, driven by challenging market dynamics in Greater China, partially offset by growth across several countries in Southeast Asia and Latin America.

Worldwide Adult Nutrition sales increased 3.9 percent on a reported basis in the third quarter and increased 6.9 percent on an organic basis. International Adult Nutrition sales increased 7.5 percent on a reported basis and 10.4 percent on an organic basis in the third quarter. Sales performance in the quarter was led by strong growth of Ensure®, Abbott’s market-leading complete and balanced nutrition brand, and Glucerna®, Abbott’s market-leading diabetes-specific nutrition brand.

3

Diagnostics

($ in millions)

				% Change vs. 3Q18
	Sales 3Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	702	1,207	1,909	5.6	4.2	4.7	5.6	7.2	6.6
Core Laboratory	272	905	1,177	9.0	8.1	8.3	9.0	11.1	10.6
Molecular	35	76	111	(6.6)	(8.3)	(7.8)	(6.6)	(6.3)	(6.4)
Point of Care	112	32	144	7.0	4.1	6.3	7.0	5.6	6.7
Rapid Diagnostics	283	194	477	3.6	(6.4)	(0.7)	3.6	(2.8)	0.8

				% Change vs. 9M18
	Sales 9M19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	2,121	3,534	5,655	5.1	0.5	2.2	5.1	6.1	5.7
Core Laboratory	793	2,614	3,407	9.3	4.2	5.4	9.3	10.1	10.0
Molecular	113	213	326	(1.0)	(13.5)	(9.5)	(1.0)	(9.7)	(7.0)
Point of Care	334	90	424	3.5	(2.7)	2.1	3.5	(0.3)	2.6
Rapid Diagnostics	881	617	1,498	3.0	(7.7)	(1.7)	3.0	(2.4)	0.6

Worldwide Diagnostics sales increased 4.7 percent on a reported basis in the third quarter, including an unfavorable 1.9 percent effect of foreign exchange, and increased 6.6 percent on an organic basis.

Core Laboratory Diagnostics sales increased 8.3 percent on a reported basis and 10.6 percent on an organic basis in the third quarter. Sales performance was led by above-market growth in the U.S. and internationally, where Abbott is achieving continued strong adoption of its Alinity family of innovative and highly differentiated diagnostic instruments. During the third quarter, Abbott received U.S. FDA approval for its Alinity-S blood and plasma screening diagnostics instrument and several testing assays.

Molecular Diagnostics sales decreased 7.8 percent on a reported basis in the third quarter, including an unfavorable 1.4 percent effect of foreign exchange, and decreased 6.4 percent on an organic basis. Internationally, sales growth in the quarter was negatively impacted by lower non-governmental organization purchases in Africa.

Point of Care Diagnostics sales increased 6.3 percent on a reported basis in the third quarter, including an unfavorable 0.4 percent effect of foreign exchange, and increased 6.7 percent on an organic basis. Sales growth was led by Abbott’s market-leading i-STAT® handheld system in the U.S. and internationally.

Rapid Diagnostics sales decreased 0.7 percent on a reported basis in the third quarter, including an unfavorable 1.5 percent effect of foreign exchange, and increased 0.8 percent on an organic basis. Organic sales growth was led by infectious disease testing in developed markets and cardio-metabolic testing globally, partially offset by lower than expected infectious disease testing sales in Africa.

4

Established Pharmaceuticals

($ in millions)

				% Change vs. 3Q18
	Sales 3Q19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	1,212	1,212	n/a	4.4	4.4	n/a	7.9	7.9
Key Emerging Markets	—	891	891	n/a	2.8	2.8	n/a	6.8	6.8
Other	—	321	321	n/a	9.2	9.2	n/a	10.9	10.9

				% Change vs. 9M18
	Sales 9M19			Reported			Organic
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	3,312	3,312	n/a	(0.6)	(0.6)	n/a	6.5	6.5
Key Emerging Markets	—	2,496	2,496	n/a	(1.2)	(1.2)	n/a	7.4	7.4
Other	—	816	816	n/a	1.0	1.0	n/a	3.7	3.7

Established Pharmaceuticals sales increased 4.4 percent on a reported basis in the third quarter, including an unfavorable 3.5 percent effect of foreign exchange, and increased 7.9 percent on an organic basis.

Key Emerging Markets include India, Brazil, Russia and China along with several additional emerging countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these geographies increased 2.8 percent on a reported basis in the third quarter and increased 6.8 percent on an organic basis, which excludes an unfavorable 4.0 percent effect of foreign exchange. Organic sales growth was led by strong growth across several geographies, including India, China and Brazil.

Other sales increased 9.2 percent on a reported basis in the third quarter, including an unfavorable 1.7 percent effect of foreign exchange, and increased 10.9 percent on an organic basis.

5

Medical Devices

($ in millions)

				% Change vs. 3Q18
	Sales 3Q19			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,335	1,730	3,065	6.1	11.1	8.9	6.1	14.3	10.6
Cardiovascular and Neuromodulation	1,160	1,240	2,400	2.4	6.0	4.2	2.4	8.8	5.6
Rhythm Management	265	273	538	(2.3)	4.2	0.9	(2.3)	7.5	2.5
Electrophysiology	185	242	427	9.8	14.1	12.2	9.8	16.1	13.3
Heart Failure	136	50	186	21.9	23.1	22.2	21.9	26.9	23.2
Vascular	251	446	697	(11.7)	2.3	(3.2)	(11.7)	4.6	(1.8)
Structural Heart	158	190	348	25.2	6.3	14.1	25.2	9.6	16.0
Neuromodulation	165	39	204	(3.7)	(3.5)	(3.7)	(3.7)	1.3	(2.8)
Diabetes Care	175	490	665	39.5	26.5	29.6	39.5	31.1	33.1

Vascular Product Lines:
Coronary and Endovasculara)	229	442	671	(7.6)	2.0	(1.5)	(7.6)	4.2	(0.1)

a)	Includes drug-eluting stents, balloon catheters, guidewires, vascular imaging/diagnostics products, vessel closure, carotid and other coronary and peripheral products.

				% Change vs. 9M18
	Sales 9M19			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	3,970	5,065	9,035	6.5	7.2	6.9	6.5	13.1	10.2
Cardiovascular and Neuromodulation	3,485	3,717	7,202	2.4	2.0	2.2	2.4	7.4	5.0
Rhythm Management	790	810	1,600	(6.3)	(1.7)	(4.0)	(6.3)	4.0	(1.2)
Electrophysiology	549	713	1,262	10.1	10.5	10.3	10.1	15.4	13.1
Heart Failure	428	143	571	25.1	13.6	22.0	25.1	19.2	23.5
Vascular	787	1,349	2,136	(7.8)	(0.5)	(3.3)	(7.8)	4.4	(0.3)
Structural Heart	446	578	1,024	26.3	3.2	12.1	26.3	9.3	15.9
Neuromodulation	485	124	609	(5.4)	(6.9)	(5.7)	(5.4)	—	(4.3)
Diabetes Care	485	1,348	1,833	50.3	24.8	30.6	50.3	32.4	36.5

Vascular Product Lines:
Coronary and Endovasculara)	708	1,341	2,049	(4.2)	(0.3)	(1.7)	(4.2)	4.5	1.4

a)	Includes drug-eluting stents, balloon catheters, guidewires, vascular imaging/diagnostics products, vessel closure, carotid and other coronary and peripheral products.

Note: Insertable Cardiac Monitor (ICM) sales, which had previously been reported in Electrophysiology, are now included in Rhythm Management. Historical periods have been adjusted to reflect this change.

Worldwide Medical Devices sales increased 8.9 percent on a reported basis in the third quarter and increased 10.6 percent on an organic basis, led by double-digit growth in Electrophysiology, Heart Failure, Structural Heart and Diabetes Care.

In Electrophysiology, growth was led by strong performance in cardiac diagnostic and ablation catheters, which are used to help physicians accurately and effectively treat atrial fibrillation, a form of irregular heartbeat.

6

In Heart Failure, strong double-digit growth was driven by market adoption of Abbott's HeartMate 3® left ventricular assist device, which has been shown to improve survival and clinical outcomes in patients with advanced heart failure.

Growth in Structural Heart was led by MitraClip, Abbott's market-leading device for the minimally invasive treatment of mitral regurgitation, or a leaky mitral heart valve. In the third quarter, Abbott announced U.S. FDA approval of its next-generation MitraClip device, MitraClip G4, which offers an expanded range of clip sizes, an alternative leaflet grasping feature and facilitation of procedure assessment in real time to offer doctors further options when treating mitral valve disease.

In Diabetes Care, sales increased 29.6 percent on a reported basis and 33.1 percent on an organic basis in the third quarter. Sales growth in the quarter was led by FreeStyle Libre, Abbott's revolutionary continuous glucose monitoring system, with worldwide sales of $496 million, an increase of 63.1 percent on a reported basis and 67.6 percent on an organic basis versus the prior year. During the third quarter, FreeStyle Libre obtained public reimbursement coverage in Ontario and Quebec, becoming the first and only sensor-based glucose monitoring system to be listed by any provincial health plan in Canada.

7

Abbott's guidance for 2019

Abbott is narrowing its guidance for 2019 diluted earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) to $2.06 to $2.08. Abbott forecasts net specified items for the full year 2019 of $1.17 per share. Specified items include intangible amortization expense, acquisition-related expenses, charges associated with cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $3.23 to $3.25 for the full year 2019.

Abbott is issuing fourth-quarter 2019 guidance for diluted earnings per share from continuing operations under GAAP of $0.59 to $0.61. Abbott forecasts specified items for the fourth quarter 2019 of $0.35 per share primarily related to intangible amortization, acquisition-related expenses, cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $0.94 to $0.96 for the fourth quarter.

Abbott declares 383rd consecutive QUARTERLY DIVIDEND

On Sept. 12, 2019, the board of directors of Abbott declared the company's quarterly dividend of $0.32 per share. Abbott's cash dividend is payable Nov. 15, 2019, to shareholders of record at the close of business on Oct. 15, 2019.

Abbott has increased its dividend payout for 47 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

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About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 103,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews and @AbbottGlobal.

Abbott will webcast its live third-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, “Risk Factors” to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2018, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, 224-668-0791

Michael Comilla, 224-668-1872

Laura Dauer, 224-667-2299

Abbott Media:

Darcy Ross, 224-667-3655

Elissa Maurer, 224-668-3309

1 Third-quarter 2019 diluted EPS from continuing operations on a GAAP basis reflects 71.0 percent growth.

2 Full-year 2019 outlook for diluted EPS from continuing operations on a GAAP basis reflects 58.0 percent growth at the midpoint of the range.

9

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Third Quarter Ended September 30, 2019 and 2018

(in millions, except per share data)

(unaudited)

	3Q19	3Q18	% Change
Net Sales	$8,076	$7,656	5.5

Cost of products sold, excluding amortization expense	3,358	3,166	6.1
Amortization of intangible assets	484	544	(11.0)
Research and development	596	574	3.7
Selling, general, and administrative	2,440	2,377	2.7
Total Operating Cost and Expenses	6,878	6,661	3.3

Operating Earnings	1,198	995	20.5

Interest expense, net	143	181	(21.0)
Net foreign exchange (gain) loss	7	11	(36.0)
Debt extinguishment costs	—	67	n/m
Other (income) expense, net	(55)	18	n/m
Earnings from Continuing Operations before taxes	1,103	718	53.7

Tax expense on Earnings from Continuing Operations	143	166	(13.4)
Earnings from Continuing Operations	960	552	73.9

Earnings from Discontinued Operations, net of taxes	—	11	n/m

Net Earnings	$960	$563	70.3

Earnings from Continuing Operations, excluding Specified Items, as described below	$1,514	$1,342	12.8	1)

Diluted Earnings per Common Share from:

Continuing Operations	$0.53	$0.31	71.0

Discontinued Operations	—	0.01	n/m

Total	$0.53	$0.32	65.6

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.84	$0.75	12.0	1)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,784	1,772

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

10

1)	2019 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $554 million, or $0.31 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $790 million, or $0.44 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

11

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Nine Months Ended September 30, 2019 and 2018

(in millions, except per share data)

(unaudited)

	9M19	9M18	% Change
Net Sales	$23,590	$22,813	3.4

Cost of products sold, excluding amortization expense	9,797	9,515	3.0
Amortization of intangible assets	1,453	1,690	(14.0)
Research and development	1,845	1,738	6.1	1)
Selling, general, and administrative	7,352	7,385	(0.4)
Total Operating Cost and Expenses	20,447	20,328	0.6

Operating Earnings	3,143	2,485	26.5

Interest expense, net	437	569	(23.2)
Net foreign exchange (gain) loss	9	2	n/m
Debt extinguishment costs	—	81	n/m
Other (income) expense, net	(140)	(93)	50.4
Earnings from Continuing Operations before taxes	2,837	1,926	47.3

Tax expense on Earnings from Continuing Operations	199	247	(19.4)	2)
Earnings from Continuing Operations	2,638	1,679	57.1

Earnings from Discontinued Operations, net of taxes	—	35	n/m

Net Earnings	$2,638	$1,714	53.9

Earnings from Continuing Operations, excluding Specified Items, as described below	$4,105	$3,687	11.3	3)

Diluted Earnings per Common Share from:

Continuing Operations	$1.47	$0.94	56.4

Discontinued Operations	—	0.02	n/m

Total	$1.47	$0.96	53.1

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$2.29	$2.07	10.6	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,781	1,769

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)	In the first nine months of 2019, in conjunction with the acquisition of Cephea Valve Technologies, Inc., Abbott acquired an R&D asset valued at $102 million, which was immediately expensed.

2)	2019 Tax expense on Earnings from Continuing Operations includes the impact of a $78 million reduction of the transition tax associated with the Tax Cuts and Jobs Act (TCJA) and approximately $95 million in excess tax benefits associated with share-based compensation.

2018 Tax expense on Earnings from Continuing Operations includes the impact of approximately $80 million in excess tax benefits associated with share-based compensation.

3)	2019 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.467 billion, or $0.82 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2018 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.008 billion, or $1.13 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Third Quarter Ended September 30, 2019 and 2018

(in millions, except per share data)

(unaudited)

	3Q19
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	484	(484)	—
Gross Margin	4,234	546	4,780	59.2%
R&D	596	(32)	564	7.0%
SG&A	2,440	(87)	2,353	29.1%
Other (income) expense, net	(55)	(3)	(58)
Earnings from Continuing Operations before taxes	1,103	668	1,771
Tax expense on Earnings from Continuing Operations	143	114	257
Earnings from Continuing Operations	960	554	1,514
Diluted Earnings per Share from Continuing Operations	$0.53	$0.31	$0.84

Specified items reflect intangible amortization expense of $484 million and other expenses of $184 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 19 for additional details regarding specified items.

	3Q18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$544	$(544)	—
Gross Margin	3,946	609	$4,555	59.5%
R&D	574	(18)	556	7.3%
SG&A	2,377	(105)	2,272	29.7%
Debt extinguishment costs	67	(67)	—
Other (income) expense, net	18	(52)	(34)
Earnings from Continuing Operations before taxes	718	851	1,569
Tax expense on Earnings from Continuing Operations	166	61	227
Earnings from Continuing Operations	552	790	1,342
Diluted Earnings per Share from Continuing Operations	$0.31	$0.44	$0.75

Specified items reflect intangible amortization expense of $544 million and other expenses of $307 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 20 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Nine Months Ended September 30, 2019 and 2018

(in millions, except per share data)

(unaudited)

	9M19
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	1,453	(1,453)	—
Gross Margin	12,340	1,595	13,935	59.1%
R&D	1,845	(159)	1,686	7.1%
SG&A	7,352	(178)	7,174	30.4%
Other (income) expense, net	(140)	(32)	(172)
Earnings from Continuing Operations before taxes	2,837	1,964	4,801
Tax expense on Earnings from Continuing Operations	199	497	696
Earnings from Continuing Operations	2,638	1,467	4,105
Diluted Earnings per Share from Continuing Operations	$1.47	$0.82	$2.29

Specified items reflect intangible amortization expense of $1.453 billion and other expenses of $511 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 21 for additional details regarding specified items.

	9M18
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$1,690	$(1,690)	—
Gross Margin	11,608	1,933	$13,541	59.4%
R&D	1,738	(85)	1,653	7.2%
SG&A	7,385	(274)	7,111	31.2%
Interest expense, net	569	(2)	567
Net foreign exchange (gain) loss	2	(1)	1
Debt extinguishment costs	81	(81)	—
Other (income) expense, net	(93)	(10)	(103)
Earnings from Continuing Operations before taxes	1,926	2,386	4,312
Tax expense on Earnings from Continuing Operations	247	378	625
Earnings from Continuing Operations	1,679	2,008	3,687
Diluted Earnings per Share from Continuing Operations	$0.94	$1.13	$2.07

Specified items reflect intangible amortization expense of $1.690 billion and other expenses of $696 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 22 for additional details regarding specified items.

A reconciliation of the third-quarter tax rates for continuing operations for 2019 and 2018 is shown below:

	3Q19
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,103	$143	13.0%
Specified items	668	114
Excluding specified items	$1,771	$257	14.5%

	3Q18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$718	$166	23.1%
Specified items	851	61
Excluding specified items	$1,569	$227	14.5%

A reconciliation of the year-to-date tax rates for continuing operations for 2019 and 2018 is shown below:

	9M19
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,837	$199	7.0%	1)
Specified items	1,964	497
Excluding specified items	$4,801	$696	14.5%

	9M18
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,926	$247	12.8%	2)
Specified items	2,386	378
Excluding specified items	$4,312	$625	14.5%

1)	Reported tax rate on a GAAP basis for 2019 includes the impact of a $78 million reduction of the transition tax associated with the TCJA and approximately $95 million in excess tax benefits associated with share-based compensation.

2)	Reported tax rate on a GAAP basis for 2018 includes the impact of approximately $80 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

Third Quarter Ended September 30, 2019 and 2018

($ in millions) (unaudited)

	3Q19	3Q18			% Change vs. 3Q18
	Abbott	Abbott	Discontinued	Adjusted		Non-GAAP
	Reported	Reported	Businessa)	Revenue	Reported	Reported	Organicb)

Total Company	8,076	7,656	(8)	7,648	5.5	5.6	7.6
U.S.	2,834	2,707	(8)	2,699	4.7	5.0	5.0
Int’l	5,242	4,949	—	4,949	5.9	5.9	8.9
Total Nutrition	1,874	1,838	(8)	1,830	2.0	2.5	3.8
U.S.	788	774	(8)	766	1.8	3.0	3.0
Int’l	1,086	1,064	—	1,064	2.1	2.1	4.4
Adult	830	799	(8)	791	3.9	5.1	6.9
U.S.	310	315	(8)	307	(1.5)	1.3	1.3
Int’l	520	484	—	484	7.5	7.5	10.4

a) Reflects sales related to a non-core product line within the U.S. Adult Nutrition business, which was discontinued during the third quarter 2018.
b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

17

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Adjusted Historical Revenue

Nine Months Ended September 30, 2019 and 2018

($ in millions) (unaudited)

	9M19	9M18			% Change vs. 9M18
	Abbott	Abbott	Discontinued	Adjusted		Non-GAAP
	Reported	Reported	Businessa)	Revenue	Reported	Reported	Organicb)

Total Company	23,590	22,813	(38)	22,775	3.4	3.6	7.4
U.S.	8,438	8,084	(38)	8,046	4.4	4.9	4.9
Int’l	15,152	14,729	—	14,729	2.9	2.9	8.7
Total Nutrition	5,541	5,452	(38)	5,414	1.6	2.4	5.2
U.S.	2,321	2,313	(38)	2,275	0.3	2.0	2.0
Int’l	3,220	3,139	—	3,139	2.6	2.6	7.4
Adult	2,417	2,368	(38)	2,330	2.0	3.7	7.2
U.S.	915	937	(38)	899	(2.4)	1.8	1.8
Int’l	1,502	1,431	—	1,431	4.9	4.9	10.6

a) Reflects sales related to a non-core product line within the U.S. Adult Nutrition business, which was discontinued during the third quarter 2018.

b) In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

18

Abbott Laboratories and Subsidiaries

Details of Specified Items

Third Quarter Ended September 30, 2019

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$32	$30	$484	$—	$546
R&D	(9)	(12)	—	(11)	(32)
SG&A	(27)	(43)	—	(17)	(87)
Other (income) expense, net	—	—	—	(3)	(3)
Earnings from Continuing Operations before taxes	$68	$85	$484	$31	668
Tax expense on Earnings from Continuing Operations (d)					114
Earnings from Continuing Operations					$554
Diluted Earnings per Share from Continuing Operations					$0.31

The table above provides additional details regarding the specified items described on page 14.

a)	Acquisition-related expenses include costs for tax and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, the integration of systems, and processes and business activities.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other primarily relates to expenses related to certain litigation settlements and the acquisition of an R&D asset.

d)	Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

19

Abbott Laboratories and Subsidiaries

Details of Specified Items

Third Quarter Ended September 30, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$20	$3	$544	$42	$609
R&D	(13)	(1)	—	(4)	(18)
SG&A	(103)	(2)	—	—	(105)
Debt extinguishment costs	—	—	—	(67)	(67)
Other (income) expense, net	6	—	—	(58)	(52)
Earnings from Continuing Operations before taxes	$130	$6	$544	$171	851
Tax expense on Earnings from Continuing Operations (d)					61
Earnings from Continuing Operations					$790
Diluted Earnings per Share from Continuing Operations					$0.44

The table above provides additional details regarding the specified items described on page 14.

a)	Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other includes costs associated with the early extinguishment of debt and charges related to the impairment of certain assets.

d)	Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

20

Abbott Laboratories and Subsidiaries

Details of Specified Items

Nine Months Ended September 30, 2019

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$69	$73	$1,453	$—	$1,595
R&D	(23)	(22)	—	(114)	(159)
SG&A	(114)	(47)	—	(17)	(178)
Other (income) expense, net	(10)	—	—	(22)	(32)
Earnings from Continuing Operations before taxes	$216	$142	$1,453	$153	1,964
Tax expense on Earnings from Continuing Operations (d)					497
Earnings from Continuing Operations					$1,467
Diluted Earnings per Share from Continuing Operations					$0.82

The table above provides additional details regarding the specified items described on page 15.

a)	Acquisition-related expenses include costs for tax and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other relates to the acquisition of R&D assets, charges related to the impairment of certain assets, and expenses related to certain litigation settlements.

d)	Reflects the net tax benefit associated with the specified items, a reduction in the transition tax associated with the TCJA and excess tax benefits associated with share-based compensation.

21

Abbott Laboratories and Subsidiaries

Details of Specified Items

Nine Months Ended September 30, 2018

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$102	$99	$1,690	$42	$1,933
R&D	(34)	(4)	—	(47)	(85)
SG&A	(264)	(10)	—	—	(274)
Interest expense, net	—	—	—	(2)	(2)
Net foreign exchange (gain) loss	—	(1)	—	—	(1)
Debt extinguishment costs	—	—	—	(81)	(81)
Other (income) expense, net	(1)	—	—	(9)	(10)
Earnings from Continuing Operations before taxes	$401	$114	$1,690	$181	2,386
Tax expense on Earnings from Continuing Operations (d)					378
Earnings from Continuing Operations					$2,008
Diluted Earnings per Share from Continuing Operations					$1.13

The table above provides additional details regarding the specified items described on page 15.

a)	Acquisition-related expenses include costs for legal, accounting, tax, and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for consulting, retention, severance, and the integration of systems, processes and business activities, fair value adjustments to contingent consideration related to a business acquisition, and inventory step-up amortization.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other includes the cost associated with the early extinguishment of debt, costs related to the acquisition of R&D assets and charges related to the impairment of certain assets, partially offset by an increase in fair value of an investment.

d)	Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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